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                                                                     EXHIBIT 5.1

                                 HELEN W. MELMAN
                                 ATTORNEY AT LAW

                         1299 OCEAN AVENUE, FOURTH FLOOR
                         SANTA MONICA, CALIFORNIA 90401

                            TELEPHONE (310) 458-6900
                            FACSIMILE (310) 394-4759

                                 August 29, 1997

Diagnostic Products Corporation
5700 West 96th Street
Los Angeles, CA 90045


        Re:     Registration Statement on Form S-8
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Gentlemen:

        Diagnostic Products Corporation, a California corporation (the "Company"), proposes to issue and sell up to 1,000,000 shares of its Common Stock, no par value (the "Shares"), upon the exercise of stock options granted and to be granted from time to time under the Company's 1997 Stock Option Plan (the "Plan"). The Shares are being registered on a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission on or about August 29, 1997.

        In connection with rendering the opinion hereinafter expressed, I have examined originals, certified copies or other copies identified to my satisfaction of the following documents and instruments:

        1.      Articles of Incorporation of the Company, as amended to date;

        2.      Bylaws of the Company, as amended to date;

        3. Certain minutes of meetings of the Board Directors and Shareholders of the Company;

        4.      The Plan;

        5. The Registration Statement, together with the exhibits to be filed in connection therewith, in the form to be filed with the Commission; and

        6. The documents to be delivered to the holders of stock options which will constitute the prospectus under Section 10(a) of the Act.



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HELEN W. MELMAN
ATTORNEY AT LAW

        August 29, 1997
        Diagnostic Products Corporation
        5700 West 96th Street



                I have obtained from public officials and from officers of the Company and examined originals or copies, identified to my satisfaction, of such other certificates, agreements and other assurances as I consider necessary for the purpose of rendering the opinion hereinafter expressed.

                I have additionally consulted with officers and representatives of the Company and have obtained such representations with respect to matters of fact as I deem necessary or advisable. I have not necessarily independently verified the content of the factual statements made to me in connection therewith, nor the veracity of such representations, but I have no reason to doubt their truth or accuracy.

                Based on the foregoing, it is my opinion that the Shares, when issued, sold and paid for in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable.

                I hereby consent to this opinion being filed as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                        Very truly yours,

                                        /S/ HELEN W. MELMAN
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                                        Helen W. Melman